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                                                                    EXHIBIT 23.3

(LOGO) THIGPEN, JONES, SEATON & CO., P.C.
       CERTIFIED PUBLIC ACCOUNTANTS
       211 North Franklin Street              Robert E. Thigpen, Jr., CPA
       P.O. Box 400                           Scotty C. Jones, CPA
       Dublin, Georgia  31040-0400            Frank W. Seaton Jr., CPA
       Tel: 912-272-2030  Fax: 912-272-3318


             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


        We hereby consent to the use of our report dated February 3, 1995 and February 9, 1995 relating to the consolidated financial statements of Tifton Bank and Trust Company included in the Registration Statement on Form S-4 and to the reference of our Firm under the caption "Experts" in the Prospectus.


                                          /s/ THIGPEN, JONES, SEATON & CO., PC
                                          ------------------------------------
                                          THIGPEN, JONES, SEATON & CO., PC


Dublin, Georgia
June 9, 1995